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                                                               EXHIBIT 99.6

To GreenMountain.com Company:

I hereby consent to the use of the following quote from my book Green
Marketing: Opportunity for Innovation, and to all references to us included in or made a part of the GreenMountain.com Company Registration on Form S-1 (Registration No. 333-75171).

/s/ Jacquelyn A. Ottman
_____________________________________

Jacquelyn Ottman

The following information will be included in the Registration Statement:

"[p]eople are "greener' today than ever before" and "[g]reen marketing is looking more mainstream all the time."